 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-284634
PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 31, 2025)
PURECYCLE TECHNOLOGIES, INC.
Up to 31,332,761 Shares of Common Stock Issuable Upon Conversion of
Series B Convertible Perpetual Preferred Stock
Offered by Selling Stockholders
The selling stockholders named in this prospectus supplement or their permitted pledgees, assignees, donees, transferees or their respective successors-in-interest (collectively, the “selling stockholders”), may offer and sell from time to time up to 31,332,761 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of our Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”). The 31,332,761 Shares of Common Stock represent the maximum number of shares of Common Stock that the Convertible Preferred Stock outstanding as of July 3, 2025 could be converted into through July 20, 2028, assuming that all dividends are paid in-kind through such date and the application of the maximum possible conversion rate through such date (including the maximum possible make-whole adjustment to such conversion rate).
The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of any Shares. See the section titled “Plan of Distribution.”
You should carefully read this prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our Common Stock, publicly traded warrants (“Public Warrants”) and publicly traded units (“Public Units”) are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively. On July 17, 2025, the last reported sales price of our Common Stock was $16.50 per share, the last reported sales price of our Public Warrants was $5.51 per Public Warrant and the last reported sales price of our Public Units was $21.40 per Public Unit.

Our business and an investment in our Common Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 18, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic registration statement on Form S-3ASR that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, on a resale basis, the securities described in this prospectus supplement in one or more offerings. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 31,332,761 shares of Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Shares being offered and the terms of the offering.
We will not receive any proceeds from the sale by the selling stockholders of the Shares offered by them described in this prospectus supplement.
Before buying any of the Shares that the selling stockholders are offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus, and all of the information incorporated by reference herein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Information We Incorporate By Reference” in the accompanying prospectus, before investing in our Common Stock.
Unless the context otherwise requires, all references to “PCT,” “PureCycle,” the “Company,” “we,” “us,” or “our” refer to PureCycle Technologies, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Company
We are a Florida-based corporation focused on commercializing a patented dissolution recycling technology to physically separate the polymer from other plastics, color, and contaminants (the “Technology”), originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin, which has similar properties and applicability for reuse as virgin polypropylene. PCT has a global license for the Technology from P&G, which was amended during 2025 to permanently waive the possible clawback of our exclusivity for plants located in North America and extend the time in which our plants must begin construction and commence sales in other regions to avoid a clawback of exclusivity under the license agreement. In April 2023, we certified the Ironton Facility as mechanically complete. We expect to have capacity of approximately 107 million pounds per year when fully operational. Commissioning activities are ongoing, but the plant is not yet operating at the expected full capacity. Our goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, providing consumers with polypropylene-based products that are sustainable, and reducing overall polypropylene waste in the world’s landfills and oceans.
PCT’s process includes the following steps:
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Feed Pre-Processing (“Feed PreP”) collects, sorts, and prepares polypropylene waste (“feedstock”) for purification.

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Purification is a dissolution recycling process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially available equipment and unit operations. The purification process puts the plastic through a physical extraction process using supercritical fluids that both extract and filter out other plastics and additives to purify the color, opacity, and odor of the plastic without changing the bonds of the polymer. By not altering the chemical makeup of the polymer, we are able to use significantly less energy and reduce production costs as compared to virgin resin.

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Compounding is a step that can be used on a case-by-case basis. Compounding allows for the modification of the resin to meet the end-user’s qualifications with melt flow, flexibility, clarity and strength being some of the properties that can be tailored through compounding.

PCT intends to build new recycling purification facilities globally, including facilities in Rayong, Thailand and Antwerp, Belgium, as project financing becomes available. In addition to the Ironton Facility, our first U.S. facility with multiple lines for purification (“multi-line facility”) is planned to be in Augusta, Georgia (the “Augusta Facility”), and Feed PreP facilities are planned to be centrally located. The Augusta Facility is being designed as a second generation (“Gen 2”) facility, with annual capacity in excess of three hundred million pounds of recycled polypropylene. Pre-engineering for the design and installation of the first Gen 2 commercial line at the Augusta Facility is currently underway and is expected to create efficiencies across the construction and permitting processes. Orders placed for certain long-lead equipment originally targeted for the Augusta Facility will be repurposed to the Belgium and Thailand projects. Construction of the Augusta Facility is expected to continue pending timely completion of project financing.

PCT believes a sufficient number of feedstock sources have been identified that are suitable for its purification technology. PCT has partnered with suppliers and has built a Feed PreP facility in Denver, Pennsylvania, which began operating in October 2024, to provide the required mix and quality of feedstock necessary to meet its offtake requirements at Ironton, and believes PCT will be able to source feedstock sufficient to support future operations in the U.S., Europe, and Asia.
The Technology has been evaluated by third parties with a focus on the Technology’s efficacy and commercial scalability. Certain of our strategic partners have conducted testing on PCT’s resin. In these evaluations, PCT’s resin compared favorably to virgin polypropylene in common Food & Beverage industry benchmarks for melt flow and mechanical properties, purity, odor, and function (lift decay, hinge break, and impact resistance).
The Private Placement
On June 16, 2025, we entered into binding subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”), including investment entities affiliated with The Henry Crown Company, Sylebra Capital Management and Daniel Gibson, and Samlyn Capital, LLC, pursuant to which we agreed to sell to the Investors, in a private placement transaction (the “Private Placement”), an aggregate of 300,000 shares of the Convertible Preferred Stock at an initial issue price of $1,000 per share. The transactions contemplated by the Subscription Agreements closed on or about June 20, 2025 (the “Closing Date”).
Holders of the Convertible Preferred Stock may elect to convert such holder’s Convertible Preferred Stock into shares of Common Stock, at any time. In addition, on or after the dividend payment date following the fourth anniversary of the Closing Date, if at any time the closing price of the Common Stock has been at least 175% of the applicable conversion price for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on the trading day immediately preceding the trading day on which a conversion notice is given (a “Conversion Notice”), the Company may elect to convert all of the Convertible Preferred Stock into a number of shares of Common Stock equal to the Accrued Value (as defined in the Subscription Agreements) divided by the conversion price on the date of the Conversion Notice, unless modified pursuant to a Make-Whole Change in Control (as defined in the Subscription Agreements). The Convertible Preferred Stock is convertible into Common Stock at an initial conversion price equal to $14.02, which represents a 30% premium to the 10-day volume weighted average price of the Common Stock on the trading day immediately prior to the execution of the Subscription Agreements.
Notwithstanding the foregoing, unless and until the stockholder approval required by Nasdaq is obtained, no shares of Common Stock will be issued or delivered upon any proposed conversion of any Convertible Preferred Stock, and no Convertible Preferred Stock will be convertible, in each case to the extent that such issuance, delivery, conversion or convertibility would result in a holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owning in excess of 19.99% of the then-outstanding stockholder voting power.
The shares of the Common Stock issuable upon conversion of the Convertible Preferred Stock issued to the Investors were not initially registered under the Securities Act or any state securities laws. The Private Placement relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction between an issuer and sophisticated investors not involving a public offering, and for resale by certain initial purchasers to persons reasonably believed by them to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
As part of the Subscription Agreements, the Company is required to register for resale the Shares. We filed this prospectus supplement to our registration statement on Form S-3ASR, of which this prospectus supplement forms a part, to fulfill our contractual obligations to register for resale the Shares. The 31,332,761 Shares of Common Stock registered pursuant to this prospectus supplement represent the maximum number of shares of Common Stock that the Convertible Preferred Stock outstanding as of July 3, 2025 could be converted into through July 20, 2028, assuming that all dividends are paid in-kind through such date and the application of the maximum possible conversion rate through such date (including the maximum possible make-whole adjustment to such conversion rate).

The foregoing summary of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, a form of which was filed as Exhibit 10.1 to a Form 8-K filed by us on June 17, 2025, which is incorporated by reference in the registration statement of which this prospectus supplement is a part, and is incorporated by reference herein.
Corporate Information
Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32801. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into the registration statement of which this prospectus supplement is a part.

The Offering
Common Stock Offered by the Selling Stockholders
Up to 31,332,761 Shares
The 31,332,761 Shares of Common Stock represent the maximum number of shares of Common Stock that the Convertible Preferred Stock outstanding as of July 3, 2025 could be converted into through July 20, 2028, assuming that all dividends are paid in-kind through such date and the application of the maximum possible conversion rate through such date (including the maximum possible make-whole adjustment to such conversion rate).
Terms of the Offering
Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus supplement, as described in “Plan of Distribution.”
Use of Proceeds
We will not receive any of the proceeds from the sale of the Shares in this offering. The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder.
Risk Factors
An investment in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement.
Nasdaq Symbol
Our Common Stock, Public Units and Public Warrants are listed on Nasdaq under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus that we and the selling stockholders may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to the Common Stock
The Common Stock ranks junior to the Convertible Preferred Stock and all of PCT’s and its subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.
In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the shares of Common Stock only after all of our liabilities, such as all indebtedness and other non-equity claims, have been paid. In addition, the Common Stock effectively ranks junior to the Convertible Preferred Stock and our Series A Preferred Stock, and all existing and future liabilities of our subsidiaries. The rights of holders of shares of Common Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities and our subsidiaries’ liabilities and the holders of the Convertible Preferred Stock and our Series A Preferred Stock, to pay amounts due on shares of Common Stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock and may negatively impact the holders’ investment.
Except in certain circumstances, we are not restricted from issuing additional shares of Common Stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or preferred stock or any substantially similar securities. The market price of our Common Stock could decline as a result of sales of a large number of shares of Common Stock, warrants exercisable for Common Stock or preferred stock or similar securities in the market or the perception that such sales could occur. For example, if we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.
The number of Shares of Common Stock being registered for resale by the selling stockholders upon conversion of our Convertible Preferred Stock is significant in relation to the number of outstanding shares of our Common Stock.
The 31,332,761 Shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and registered for resale pursuant to this prospectus supplement may be resold by the selling stockholders in the public market without restriction. These shares represent a large number of shares of our Common Stock and, if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the prospectus supplement remains effective and could also affect our ability to raise equity capital.

Our ability to use our net operating loss carryforwards may be limited and may be further diminished as a result of the investors investing in our Common Stock.
As of December 31, 2024, we had $542.7 million of gross U.S. federal net operating loss (“NOL”) carryforwards, $15.0 million post apportioned gross state net of operating loss carryforwards, and $34.1 million of research and development tax credit carryforwards. Our ability to fully utilize our NOLs and tax credits can be adversely affected by “ownership changes” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), in a three-year period. Any ownership change is generally defined as a greater than 50% increase in equity ownership by “5% stockholders,” as that term is defined for purposes of Section 382 of the Code in any three-year period. Although we have not completed a full analysis under Section 382, equity financings and other transactions that have occurred since we became a publicly traded company may have resulted in an ownership change as defined in Section 382, thereby significantly reducing our ability to utilize our NOLs. Further, as a result of the investors investing in our Common Stock and preferred stock, our ability to utilize our NOLs may be further diminished.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements generally relate to future events or PCT’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date they were made. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 entitled “Risk Factors,” those discussed and identified in other public filings made with the SEC by PCT and the following:
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PCT’s ability to obtain funding for its operations and future growth and to continue as a going concern;

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PCT’s ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s resin in food grade applications (including in the United States, Europe, Asia and other future international locations);

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PCT’s ability to comply on an ongoing basis with the numerous regulatory requirements applicable to PCT’s resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations);

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expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports into the United States;

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the ability of PCT’s first commercial-scale recycling facility, the Ironton Facility, to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner or at all;

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PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility;

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PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs;

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PCT’s ability to complete the necessary funding with respect to, and complete the construction of its new polypropylene recycling facility in Thailand, its first commercial-scale European plant located in Antwerp, Belgium, and the Augusta Facility in a timely and cost-effective manner;

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PCT’s ability to execute its growth plan to bring an additional one billion pounds of installed polypropylene recycling capacity online before 2030, including its ability to meet related construction, regulatory, and financing requirements;

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PCT’s ability to procure, sort and process polypropylene plastic waste at its Feed PreP facilities;

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PCT’s ability to maintain exclusivity under the P&G license;

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the implementation, market acceptance and success of PCT’s business model and growth strategy;

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the success or profitability of PCT’s offtake arrangements;

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the potential impact of economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs);

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changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs, and our ability to obtain such materials in a timely and cost-effective manner;

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the ability to source feedstock with a high polypropylene content at a reasonable cost;

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PCT’s future capital requirements and sources and uses of cash;

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developments and projections relating to PCT’s competitors and industry;

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the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts;

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turnover in employees and increases in employee-related costs;

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changes in the prices and availability of labor (including labor shortages);

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changes in the prices and availability of materials, including those changes caused by inflation and supply chain conditions, such as increased transportation costs, and PCT’s ability to obtain materials in a timely and cost-effective manner;

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any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East);

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the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and

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operational risk.

PCT undertakes no obligation to update any forward-looking statements made in this prospectus supplement or the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

USE OF PROCEEDS
All the Shares offered in this prospectus supplement are being sold by the selling stockholders. We will not receive any proceeds from the sale of Shares by the selling stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS
The following is a general discussion of certain material U.S. federal income tax consequences with respect to the ownership and disposition of the Shares by a non-U.S. holder, as defined below, that acquires our Shares pursuant to this offering.
This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, and published administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences described in this prospectus supplement. We assume in this discussion that holders will hold the Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their individual circumstances, nor does it address any aspects of U.S. state, local, non-income, or non-U.S. taxes.
This discussion also does not address the special tax rules applicable to particular holders, such as:
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tax-exempt organizations or governmental organizations;

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real estate investment trusts;

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regulated investment companies;

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qualified foreign pension funds (or entities wholly owned by one or more qualified foreign pension funds);

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pass-through entities such as partnerships, S corporations or disregarded entities for U.S. federal income tax purposes (and investors therein);

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financial institutions;

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brokers, dealers, or traders in securities;

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insurance companies;

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persons that will hold the Shares as part of a hedging or conversion transaction or as part of a short-sale, wash sale, synthetic security, or straddle;

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U.S. holders that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own five percent or more of the Company voting shares or five percent or more of the total value of all classes of shares of the Company capital stock;

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taxpayers that are subject to the mark-to-market accounting rules;

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controlled foreign corporations;

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passive foreign investment companies;

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companies that accumulate earnings to avoid U.S. federal income tax; and

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former citizens or former long-term residents of the United States.

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner or partnership that will be acquiring and holding the Shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the Shares.
There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or opinion of counsel with respect to the U.S. federal income tax consequences of the ownership or disposition of the Shares.

This discussion is addressed to a holder of the Shares that is a non-U.S. holder for U.S. federal income tax purposes. In general, a non-U.S. holder means a beneficial owner of the Shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. A U.S. holder is a holder that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE SHARES.
Distributions on the Shares
Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Dividends that are treated as effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the holder satisfies applicable certification and disclosure requirements, including completing IRS Form W-8ECI (or other applicable form).
However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons. In addition, any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence will generally be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or successor form), as applicable. You are urged to consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of the Shares
Subject to the discussions below regarding backup withholding and FATCA (as defined herein), a non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange or other taxable disposition of the Shares unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case, the non-U.S. holder will generally be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons;

•
the non-U.S. holder is an individual that is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the non-U.S. holder will generally be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S. source capital losses realized during the same taxable year, if any; or

•
we are, or have been within the five years preceding the non-U.S. holder’s disposition of the Shares, a “United States real property holding corporation” as defined in the Code.

We believe that we are not currently and will not become a “United States real property holding corporation.” However, no assurance can be given that we are not or will not become a “United States real property holding corporation” in the future, because the determination of whether we are a “United States real property holding corporation” depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. In general, gain on the sale or other disposition of stock of a “United States real property holding corporation” that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gain on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such non-U.S. holder would be required to file a U.S. federal income tax return with respect to such gain. Thus, gain recognized on a sale or other disposition of the Shares would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of the Common Stock, provided the Common Stock continues to be regularly traded on an established securities market.
Non-U.S. holders that may be treated as actually or constructively owning more than 5% of the Common Stock should consult their tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of the Shares.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on the Shares paid to such non-U.S. holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that it is not a U.S. person, as defined for U.S. federal income tax purposes, in order to avoid backup withholding at the applicable rate with respect to dividends on the Shares and certain other types of payments. The certification procedure required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well.
Information reporting and backup withholding will generally apply to the proceeds of a non-U.S. holder’s disposition of the Shares effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the non-U.S. holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, dispositions effected through a non-U.S. office of a broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States will generally be subject to information reporting, unless you certify your status as a non-U.S. holder and satisfy certain other requirements, or otherwise establish an exemption. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you. Copies of information returns may be made available to the tax authorities of the country in which you reside or are incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
FATCA imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on dividends paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the U.S.

Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, you may be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding these requirements.

SELLING STOCKHOLDERS
This prospectus supplement covers the resale or other disposition from time to time by the selling stockholders of up to 31,332,761 Shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock that were issued to the selling stockholders by us in the Private Placement (the “Resale”). The 31,332,761 Shares of Common Stock represent the maximum number of shares of Common Stock that the Convertible Preferred Stock outstanding as of July 3, 2025 could be converted into through July 20, 2028, assuming that all dividends are paid in-kind through such date and the application of the maximum possible conversion rate through such date (including the maximum possible make-whole adjustment to such conversion rate). For a description of the Private Placement, see the section titled “Prospectus Supplement Summary — The Private Placement.” As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below, together with their respective permitted pledgees, assignees, donees, transferees or successors-in-interest.
The following table provides, as of the date of this prospectus supplement, information regarding the beneficial ownership of our Common Stock of each selling stockholder, the number of shares of Common Stock that may be sold by each selling stockholder under this prospectus supplement and that each selling stockholder will beneficially own after the Resale. Because each selling stockholder may dispose of all, none or some portion of its Shares, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of the Resale, none of the Shares covered by this prospectus supplement will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the Resale. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
Please see the section titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing the Shares.
Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The information set forth in the table below is based on 179,788,097 shares of our Common Stock outstanding as of July 3, 2025. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of Shares of Common Stock owned prior to and after the Resale. Except as disclosed in the footnotes to the table below, we believe that each selling stockholder identified in the table below possesses sole voting and investment power over all Shares shown as beneficially owned by the selling stockholder.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares of Common Stock Being Offered in This Offering(1)	Beneficial Ownership After This Offering
			Number of Shares	Percent of Shares
Sylebra Capital Menlo Master Fund(2)(3)	2,775,508	522,910	2,252,598	1.3%
Sylebra Capital Partners Master Fund Ltd.(2)(4)	30,049,609	2,393,567	27,656,042	15.4%
Blackwell Partners LLC – Series A(2)(5)	5,435,735	1,266,801	4,168,934	2.3%
Pleiad Asia Master Fund(6)	4,458,941	2,298,815	2,160,126	1.2%
Pleiad Asia Equity Master Fund(7)	1,778,138	838,643	939,495	*
Samlyn Offshore Master Fund, Ltd.(8)	7,667,517	2,331,863	5,335,654	3.0%
Samlyn Onshore Fund, LP(9)	3,402,444	1,042,787	2,359,657	1.3%

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering	Number of Shares of Common Stock Being Offered in This Offering(1)	Beneficial Ownership After This Offering
			Number of Shares	Percent of Shares
Samlyn Net Neutral Master Fund, Ltd.(10)	5,812,923	1,747,041	4,065,882	2.3%
Samlyn Long Alpha Master Fund, Ltd.(11)	386,409	107,406	279,003	*
PW Focus Fund LLC(12)	784,365	784,365	0	—
Graham Macro Strategic Ltd.(13)	5,514,394	1,302,045	4,212,349	2.3%
Graham Credit Opportunities Ltd.(14)	1,129,530	266,684	862,846	*
University of Illinois Foundation(15)	690,869	690,869	0	—
The Vanderbilt University(16)	808,837	808,837	0	—
Wasserstein Debt Opportunities Master, LP(17)	2,683,572	2,683,572	0	—
Juggernaut Fund, L.P.(18)	6,327,031	4,392,441	1,934,590	1.1%
No Margin Fund, L.P.(19)	1,205,150	836,656	368,494	*
Sculptor Special Funding, LP(20)	888,947	888,947	0	—
HITE Hedge II LP(21)	182,496	182,496	0	—
HITE Hedge LP(22)	40,683	40,683	0	—
HITE Hedge Offshore, Ltd(23)	59,194	59,194	0	—
HITE Hedge Horizon LP(24)	31,375	31,375	0	—
Eagle Harbor Multi-Strategy Master Fund Limited(25)	274,794	55,429	219,365	*
LMA SPC – MAP 204 Segregated Portfolio(26)	152,714	30,852	121,862	*
MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC(27)	424,961	85,758	339,203	*
Shaolin Capital Partners Master Fund, Ltd.(28)	1,104,794	225,375	879,419	*
Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC(29)	596,686	125,499	471,187	*
Alyeska Master Fund, L.P.(30)	1,307,274	1,307,274	0	—
Jefferies Strategic Investments, LLC(31)	111,380	111,380	0	—
Mission Pure Alpha LP(32)	113,995	113,995	0	—
Mission Pure Alpha Master LP(33)	88,372	88,372	0	—
Yaupon Master Fund LP(34)	373,462	373,462	0	—
Yaupon Enhanced Master Fund LP(35)	254,030	254,030	0	—
Anson East Master Fund LP(36)	198,706	198,706	0	—
Anson Investments Master Fund LP(37)	711,157	711,157	0	—
Anson Opportunities Master Fund LP(38)	135,957	135,957	0	—
Transcend Partners, LLC(39)	366,037	366,037	0	—
CD Holdings II LLC(40)	522,910	522,910	0	—
Aristeia Master, L.P.(41)	757,906	757,906	0	—
ASIG International Limited(42)	47,899	47,899	0	—
Blue Peak Limited(43)	200,484	200,484	0	—
DS Liquid Div RVA ARST LLC(44)	39,532	39,532	0	—
Siri Jirapongphan(45)	31,375	31,375	0	—
Orla Charoenlarp(46)	31,375	31,375	0	—

*
Less than 1%.

(1)
The number of Shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered in This Offering” represents all of the Shares of our Common Stock that a selling stockholder may offer and sell from time to time under this prospectus supplement. Specifically, this number represents the maximum number of shares of Common Stock that the Convertible Preferred Stock held by the selling stockholder as of July 3, 2025 could be converted into through July 20, 2028, assuming that all dividends are paid in-kind through such date and the application of the maximum possible conversion rate through such date (including the maximum possible make-whole adjustment to such conversion rate).

(2)
Daniel Patrick Gibson owns 100% of the Class A shares of Sylebra Capital Management (“Sylebra Capital”) and 100% of the membership interests of Sylebra Capital LLC (“Sylebra US”) and is a founder and Chief Investment Officer of Sylebra Capital. Sylebra Capital is the investment manager and parent of Sylebra Capital Limited (“Sylebra HK”). Sylebra HK and Sylebra US are the investment sub-advisers to Sylebra Capital Menlo Master Fund, Sylebra Capital Partners Master Fund, Ltd., and Blackwell Partners LLC — Series A (collectively, the “Sylebra Selling Stockholders”). The reported securities may be deemed to be indirectly beneficially owned by Mr. Gibson, Sylebra Capital, Sylebra US, and Sylebra HK, all of which have shared voting and investment power over the Shares held by the Sylebra Selling Stockholders. Mr. Gibson, Sylebra Capital, Sylebra US, and Sylebra HK may also be deemed to indirectly beneficially own shares of Common Stock issuable upon exercise of the Series A Warrants of the Company (the “Series A Warrants”), shares of Common Stock issuable upon exercise of the Series C Warrants of the Company (the “Series C Warrants”) or issuable upon conversion of the Company’s 7.25% Green Convertible Notes due 2030 (the “Convertible Notes”), in each case that may be beneficially owned by the Sylebra Selling Stockholders. Pursuant to the terms of the Series A Warrants, Series C Warrants and the Indenture, dated August 24, 2023, governing the Convertible Notes, the Sylebra Selling Stockholders may not exercise or convert, as applicable, such securities unless such exercise or conversion would not result in the beneficial ownership of Mr. Gibson, Sylebra Capital, Sylebra US, and Sylebra HK and/or their respective affiliates exceeding 19.9% of the outstanding shares of Common Stock (the “Stock Issuance Cap”). Mr. Gibson, Sylebra Capital, Sylebra US, and Sylebra HK disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this disclosure shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose. The address of the Sylebra Selling Stockholders is c/o Sylebra Capital LLC, 3000 El Camino Real, Building 5, Suite 450, Palo Alto, CA 94306.

(3)
The reported securities are directly owned by Sylebra Capital Menlo Master Fund and exclude shares of Common Stock issuable upon exercise or conversion of derivative securities that may not be exercised pursuant to the Stock Issuance Cap.

(4)
The reported securities are directly owned by Sylebra Capital Partners Master Fund, Ltd. and exclude shares of Common Stock issuable upon exercise or conversion of derivative securities that may not be exercised pursuant to the Stock Issuance Cap.

(5)
The reported securities are directly owned by Blackwell Partners LLC — Series A and exclude shares of Common Stock issuable upon exercise or conversion of derivative securities that may not be exercised pursuant to the Stock Issuance Cap.

(6)
The reported securities are directly owned by Pleiad Asia Master Fund. Kenneth Lee and Michael Yoshino, Chief Investment Officers of Pleiad Investment Advisors Limited, an SEC registered investment advisor and the investment manager of Pleiad Asia Master Fund, hold voting and investment power over the Shares held by Pleiad Asia Master Fund. The principal business address of Pleiad Asia Master Fund is c/o Pleiad Investment Advisors Limited, 26/F, 8 Wyndham Street, Central, Hong Kong.

(7)
The reported securities are directly owned by Pleiad Asia Equity Master Fund. Kenneth Lee and Michael Yoshino, Chief Investment Officers of Pleiad Investment Advisors Limited, an SEC registered investment advisor and the investment manager of Pleiad Asia Equity Master Fund, hold voting and investment power over the Shares held by Pleiad Asia Equity Master Fund. The principal business address of Pleiad Asia Equity Master Fund is c/o Pleiad Investment Advisors Limited, 26/F, 8 Wyndham Street, Central, Hong Kong.

(8)
The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd. Consists of 2,331,863 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 1,130,338 shares of Common Stock issuable upon exercise of Series A Warrants held by Samlyn Offshore Master Fund, Ltd. and 1,035,439 shares of Common Stock issuable upon exercise of Series C Warrants held by Samlyn Offshore Master Fund, Ltd.. The reported securities may be deemed to be indirectly beneficially owned by Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Offshore Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Offshore Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(9)
The reported securities are directly owned by Samlyn Onshore Fund, LP. Consists of 1,042,787 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 479,836 shares of Common Stock issuable upon exercise of Series A Warrants held by Samlyn Onshore Fund, LP and 463,025 shares of Common Stock issuable upon exercise of Series C Warrants held by Samlyn Onshore Fund, LP. The reported securities may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, as the investment manager of Samlyn Onshore Fund, LP, and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that any of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(10)
The reported securities are directly owned by Samlyn Net Neutral Master Fund, Ltd. Consists of 1,747,041 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 1,061,777 shares of Common Stock issuable upon exercise of Series A Warrants held by Samlyn Net Neutral Master Fund, Ltd. and 1,001,536 shares of Common Stock issuable upon exercise of Series C Warrants held by Samlyn Net Neutral Master Fund, Ltd. The reported securities may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Net Neutral Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Net Neutral Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(11)
The reported securities are directly owned by Samlyn Long Alpha Master Fund, Ltd. Consists of 107,406 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 185,191 shares of Common Stock issuable upon exercise of Series A Warrants held by Samlyn Long Alpha Master Fund, Ltd. The reported securities may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Long Alpha Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Long Alpha Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of them are the beneficial owners of the securities for purposes of Section 16 of the Exchange Act, or for any other purpose.

(12)
The reported securities are directly owned by PW Focus Fund LLC. Adam B. Langsam, the Chief Executive Officer of Parkwood LLC, the managing member of PW Focus Fund LLC, holds voting and investment power over the Shares held by PW Focus Fund LLC. The principal business address of PW Focus Fund LLC is 1000 Lakeside Avenue, Cleveland, OH 44114.

(13)
The reported securities are directly owned by Graham Macro Strategic Ltd. Consists of 1,302,045 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 3,504,049 shares of Common Stock issuable upon conversion of the Convertible Notes held by Graham Macro Strategic Ltd. and 708,300 shares of Common Stock underlying call options held by Graham Macro Strategic Ltd. Kenneth G. Tropin ultimately solely controls KGT GP LLC, which is the general partner of Graham Capital Management, L.P., which is the investment advisor of Graham Macro Strategic Ltd., and shares voting and investment power over the Shares held by Graham Macro Strategic Ltd. with Graham Capital Management, L.P. and Graham Macro Strategic Ltd. The principal business address of Graham Macro Strategic Ltd. is c/o Graham Capital Management, L.P., 40 Highland Avenue Rowayton, CT 06853.
(14)
The reported securities are directly owned by Graham Credit Opportunities Ltd. Consists of 266,684 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 717,746 shares of Common Stock issuable upon conversion of the Convertible Notes held by Graham Credit Opportunities Ltd. and 145,100 shares of Common Stock underlying call options held by Graham Credit Opportunities Ltd. Kenneth G. Tropin ultimately solely controls KGT GP LLC, which is the general partner of Graham Capital Management, L.P., which is the investment advisor of Graham Credit Opportunities Ltd., and shares voting and investment power over the Shares held by Graham Credit Opportunities Ltd. with Graham Capital Management, L.P. and Graham Credit Opportunities Ltd. The principal business address of Graham Credit Opportunities Ltd. is c/o Graham Capital Management, L.P., 40 Highland Avenue Rowayton, CT 06853.

(15)
The reported securities are directly owned by University of Illinois Foundation. Rajay Bagaria, the President and CIO of Wasserstein Debt Opportunities Management, L.P., the registered investment advisor of University of Illinois Foundation, holds voting and investment power over the Shares held by University of Illinois Foundation. The principal business address of University of Illinois Foundation is 150 North Wacker Drive, Suite 1020 Chicago, IL 60606.

(16)
The reported securities are directly owned by The Vanderbilt University. Rajay Bagaria, the President and CIO of Wasserstein Debt Opportunities Management, L.P., the registered investment advisor of The Vanderbilt University, holds voting and investment power over the Shares held by The Vanderbilt University. The principal business address of The Vanderbilt University is 2100 West End Avenue, Suite 1000 Nashville, TN 37203.

(17)
The reported securities are directly owned by Wasserstein Debt Opportunities Master, LP. Rajay Bagaria, the President and CIO of Wasserstein Debt Opportunities Management, L.P., the registered investment advisor of Wasserstein Debt Opportunities Master, LP, holds voting and investment power over the Shares held by Wasserstein Debt Opportunities Master, LP. The principal business address of Wasserstein Debt Opportunities Master, LP is 420 Lexington Avenue, Suite 1626, New York, NY 10170.

(18)
The reported securities are directly owned by Juggernaut Fund, L.P. Stanley F. Druckenmiller, the ultimate natural person beneficial owner of Duquesne Family Office LLC, the general partner, commodity pool operator, manager and commodity trading advisor of Juggernaut Fund, L.P., shares voting and investment power over the Shares held by Juggernaut Fund, L.P. with Duquesne Family Office LLC and Juggernaut Fund, L.P. The principal business address of Juggernaut Fund, L.P. is 40 West 57th Street, 25th Floor, New York, NY 10019.

(19)
The reported securities are directly owned by No Margin Fund, L.P. Stanley F. Druckenmiller, the ultimate natural person beneficial owner of Duquesne Family Office LLC, the general partner, commodity pool operator, manager and commodity trading advisor of No Margin Fund, L.P., shares voting and investment power over the Shares held by No Margin Fund, L.P. with Duquesne Family Office LLC and No Margin Fund, L.P. The principal business address of No Margin Fund, L.P. is 40 West 57th Street, 25th Floor, New York, NY 10019.

(20)
The reported securities are directly owned by Sculptor Special Funding, LP. Sculptor Capital LP, the investment manager to Sculptor Master Fund, Ltd., the parent company of Sculptor Special Funding, LP, has voting and investment power over the Shares held by Sculptor Special Funding, LP. Sculptor Capital Holding Corporation is the general partner of Sculptor Capital LP, Sculptor Capital Management, Inc. is the sole shareholder of Sculptor Capital Holding Corporation, and Rithm Capital Corp., which is publicly traded on the New York Stock Exchange, is the sole shareholder of Sculptor Capital Management, Inc. Each of Rithm Capital Corp., Sculptor Capital Management, Inc., Sculptor Capital Holding Corporation, Sculptor Capital LP, and Sculptor Master Fund, Ltd. may be

deemed to be a beneficial owner of Sculptor Special Funding, LP. The principal business address of Sculptor Special Funding, LP is 9 West 57th Street, 40th Floor, New York, NY 10019.
(21)
The reported securities are directly owned by HITE Hedge II LP. Howard B. Rubin, the managing officer of HITE Hedge Asset Management LLC, the investment advisor to HITE Hedge II LP, holds voting and investment power over the Shares held by HITE Hedge II LP. The principal business address of HITE Hedge II LP is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.

(22)
The reported securities are directly owned by HITE Hedge LP. Howard B. Rubin, the managing officer of HITE Hedge Asset Management LLC, the investment advisor to HITE Hedge LP, holds voting and investment power over the Shares held by HITE Hedge LP. The principal business address of HITE Hedge LP is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.

(23)
The reported securities are directly owned by HITE Hedge Offshore, Ltd. Howard B. Rubin, the managing officer of HITE Hedge Asset Management LLC, the investment advisor to HITE Hedge Offshore, Ltd., holds voting and investment power over the Shares held by HITE Hedge Offshore, Ltd. The principal business address of HITE Hedge Offshore, Ltd. is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.

(24)
The reported securities are directly owned by HITE Hedge Horizon LP. Howard B. Rubin, the managing officer of HITE Hedge Asset Management LLC, the investment advisor to HITE Hedge Horizon LP, holds voting and investment power over the Shares held by HITE Hedge Horizon LP. The principal business address of HITE Hedge Horizon LP is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.

(25)
The reported securities are directly owned by Eagle Harbor Multi-Strategy Master Fund Limited. Consists of 55,429 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 219,365 shares of Common Stock issuable upon conversion of the Convertible Notes held by Eagle Harbor Multi-Strategy Master Fund Limited. David Puritz and Michale Jester, the general partners of Shaolin Capital Management, the sub investment advisor for Eagle Harbor Multi-Strategy Master Fund Limited, hold voting and investment power over the Shares held by Eagle Harbor Multi-Strategy Master Fund Limited. Mr. Puritz and Mr. Jester disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Eagle Harbor Multi-Strategy Master Fund Limited is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(26)
The reported securities are directly owned by LMA SPC — MAP 204 Segregated Portfolio. Consists of 30,852 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 121,862 shares of Common Stock issuable upon conversion of the Convertible Notes held by LMA SPC — MAP 204 Segregated Portfolio. David Puritz and Michale Jester, the general partners of Shaolin Capital Management, the sub investment advisor for LMA SPC — MAP 204 Segregated Portfolio, hold voting and investment power over the Shares held by LMA SPC — MAP 204 Segregated Portfolio. Mr. Puritz and Mr. Jester disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of LMA SPC — MAP 204 Segregated Portfolio is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(27)
The reported securities are directly owned by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC. Consists of 85,758 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 339,203 shares of Common Stock issuable upon conversion of the Convertible Notes held by MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC. David Puritz and Michale Jester, the general partners of Shaolin Capital Management, the sub investment advisor for MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, hold voting and investment power over the Shares held by MAP 214 Segregated Portfolio. Mr. Puritz and Mr. Jester disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(28)
The reported securities are directly owned by Shaolin Capital Partners Master Fund, Ltd. Consists of 225,375 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 879,419 shares of Common Stock issuable upon conversion of the Convertible Notes held by Shaolin Capital Partners Master Fund, Ltd. David Puritz and Michale

Jester, the general partners of Shaolin Capital Management, the sub investment advisor for Shaolin Capital Partners Master Fund, Ltd., hold voting and investment power over the Shares held by Shaolin Capital Partners Master Fund, Ltd. Mr. Puritz and Mr. Jester disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Shaolin Capital Partners Master Fund, Ltd. is 230 NW 24th Street, Suite 603, Miami, FL 33127.
(29)
The reported securities are directly owned by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC. Consists of 125,499 Shares to be sold pursuant to this prospectus supplement. The number of shares of Common Stock beneficially held also includes 471,187 shares of Common Stock issuable upon conversion of the Convertible Notes held by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC. David Puritz and Michale Jester, the general partners of Shaolin Capital Management, the sub investment advisor for Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC, hold voting and investment power over the Shares held by Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC. Mr. Puritz and Mr. Jester disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC is 230 NW 24th Street, Suite 603, Miami, FL 33127.

(30)
The reported securities are directly owned by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., holds voting and investment power over the Shares held by Alyeska Master Fund, L.P. Anand Parekh, the Chief Executive Officer of Alyeska Investment Group, L.P., may be deemed to be the beneficial owner of the Shares, however, Mr. Parekh disclaims beneficial ownership of these Shares except to the extent of his pecuniary interest therein. The principal business address of Alyeska Master Fund, L.P. is c/o Alyeska Investment Group, L.P., 77 W. Wacker, Suite 700, Chicago, IL 60601.

(31)
The reported securities are directly owned by Jefferies Strategic Investments, LLC. Jeff Muller, the CCO of Monashee Investment Management LLC, the manager of Jefferies Strategic Investments, LLC, holds voting and investment power over the Shares held by Jefferies Strategic Investments, LLC. Jefferies Strategic Investments, LLC and Mr. Muller disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Jefferies Strategic Investments, LLC is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, MA 02116.

(32)
The reported securities are directly owned by Mission Pure Alpha LP. Jeff Muller, the CCO of Monashee Investment Management LLC, the manager of Mission Pure Alpha LP, holds voting and investment power over the Shares held by Mission Pure Alpha LP. Mission Pure Alpha LP and Mr. Muller disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Mission Pure Alpha LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, MA 02116.

(33)
The reported securities are directly owned by Mission Pure Alpha Master LP. Jeff Muller, the CCO of Monashee Investment Management LLC, the manager of Mission Pure Alpha Master LP, holds voting and investment power over the Shares held by Mission Pure Alpha Master LP. Mission Pure Alpha Master LP and Mr. Muller disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Mission Pure Alpha Master LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, MA 02116.

(34)
The reported securities are directly owned by Yaupon Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.

(35)
The reported securities are directly owned by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Enhanced Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Enhanced Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.

(36)
The reported securities are directly owned by Anson East Master Fund LP. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisors of Anson East Master Fund LP, hold voting and investment power over the Shares held by Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Anson East Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(37)
The reported securities are directly owned by Anson Investments Master Fund LP. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisors of Anson Investments Master Fund LP, hold voting and investment power over the Shares held by Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(38)
The reported securities are directly owned by Anson Opportunities Master Fund LP. Anson Advisors Inc and Anson Funds Management LP, the co-investment advisors of Anson Opportunities Master Fund LP, hold voting and investment power over the Shares held by Anson Opportunities Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Anson Opportunities Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(39)
The reported securities are directly owned by Transcend Partners, LLC. Malcolm Fairbairn, the Chief Investment Officer of Transcend Partners, LLC, holds voting and investment power over the Shares held by Transcend Partners, LLC. The principal business address of Transcend Partners, LLC is 3972 Happy Valley Road, Lafayette, CA 99599.

(40)
The reported securities are directly owned by CD Holdings II LLC. Two individuals who are the co-presidents of HCC Manager LLC, the manager of CD Holdings II LLC, jointly hold voting and investment power over the Shares held by CD Holdings II LLC. Voting and investment decisions require the unanimous approval of such officers, and, accordingly, neither of these officers individually has voting or investment power over, or is deemed to be the beneficial owner of, the Shares held by CD Holdings II LLC. The principal business address of CD Holdings II LLC is 222 N. LaSalle Street, Suite 2000, Chicago, IL 60601.

(41)
The reported securities are directly owned by Aristeia Master, L.P. Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C., the investment manager and general partner, respectively, of Aristeia Master, L.P., hold voting and investment power over the Shares held by Aristeia Master, L.P. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. Mr. Frascella and Mr. Techar each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Aristeia Master, L.P. is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(42)
The reported securities are directly owned by ASIG International Limited. Aristeia Capital, L.L.C., the investment manager of ASIG International Limited, holds voting and investment power over the Shares held by ASIG International Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. Mr. Frascella and Mr. Techar each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of ASIG International Limited is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(43)
The reported securities are directly owned by Blue Peak Limited. Aristeia Capital, L.L.C., the investment manager of Blue Peak Limited, holds voting and investment power over the Shares held by Blue Peak Limited. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. Mr. Frascella and Mr. Techar each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Blue Peak Limited is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(44)
The reported securities are directly owned by DS Liquid Div RVA ARST LLC. Aristeia Capital, L.L.C., the investment manager of DS Liquid Div RVA ARST LLC, holds voting and investment power over the Shares held by DS Liquid Div RVA ARST LLC. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia Capital, L.L.C. Mr. Frascella and Mr. Techar each disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of DS Liquid Div RVA ARST LLC is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.

(45)
The reported securities are directly owned by Siri Jirapongphan and he holds voting and investment power over such Shares. Mr. Jirapongphan’s principal address is 444/4 Paholyotin 32, Senanikom 1 Soi 12, Bangkok, Thailand 10900.

(46)
The reported securities are directly owned by Orla Charoenlarp and she holds voting and investment power over such Shares. Ms. Charoenlarp’s principal address is 54 Moo 8 Muangkaew Soi 10, Bangplee Samutprakarn, Thailand 10540.

Relationships with Selling Stockholders
As discussed in greater detail above under the section titled “Prospectus Supplement Summary — The Private Placement,” on June 16, 2025, we entered into the Subscription Agreements with the selling stockholders identified herein, pursuant to which we sold and issued an aggregate of 300,000 shares of the Convertible Preferred Stock and agreed to file a registration statement, or a prospectus supplement to an effective registration statement, with the SEC to cover the resale by the selling stockholders of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.
Pursuant to a board representation agreement, dated March 7, 2022, Sylebra Capital, an affiliate of the Sylebra Selling Stockholders, has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 10.0% of the outstanding shares of Common Stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra Capital together with its affiliates beneficially owns at least 15.0% of the outstanding shares of Common Stock, subject to certain exceptions, including that Sylebra Capital together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra Capital is currently entitled to designate two directors for nomination and designated Dan Gibson and Jeffrey Fieler as nominees to serve on the board of PCT, each of whom was elected by the Company’s stockholders at its 2025 annual meeting of stockholders held on May 8, 2025 (the “2025 Annual Meeting”). Previously, Daniel Coombs served as Executive Chairman from August 2022 through August 5, 2024, and from his appointment in 2022 through the 2025 Annual Meeting, as one of two directors designated by Sylebra Capital. Mr. Coombs continues to serve as a member of the Board as a PCT-nominated director elected by stockholders at the 2025 Annual Meeting.
Pursuant to a letter agreement entered between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown, an affiliate of CD Holdings II LLC, a selling stockholder, is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown has designated Ms. Burnell as the Pure Crown Director. Ms. Burnell was elected by the Company’s stockholders at the 2025 Annual Meeting. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.
Other than as described herein, none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares of Common Stock or other securities. None of the selling stockholders has held any position or office with us or our affiliates within the last three years.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes pledgees, assignees, donees, transferees or successors-in-interest selling Shares or interests in Shares received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Our Common Stock, Public Warrants and Public Units are listed on Nasdaq under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.
A selling stockholder may use any one or more of the following methods when selling Shares:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
distribution to members, limited partners or stockholders of the selling stockholders;

•
“at the market” or through market makers or into an existing market for the Shares;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conform to the requirements of that rule, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
A selling stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus supplement forms a part.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the subscriber of securities, from the subscriber) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incident to the registration of the Shares to be offered and sold pursuant to this prospectus supplement by the selling stockholders. The Company has also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or the Exchange Act. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of securities. The Company has agreed to keep this prospectus supplement effective until the earlier of (i) three years from the effective date of this prospectus supplement and (ii) the date on which all of the securities offered pursuant to this prospectus supplement have been sold.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus supplement available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement to each subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the Shares offered hereby will be passed upon for us by Jones Day.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC an automatic registration statement on Form S-3ASR under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to our company and the shares of Common Stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus supplement until the offering of the shares of our Common Stock (as defined below) is terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 7, 2025;

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 6, 2025, February 24, 2025, February 28, 2025, March 4, 2025, April 15, 2025, May 12, 2025, June 17, 2025 (Items 1.01, 3.02 and 5.02 only), and June 23, 2025;

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on March 17, 2021, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on November 20, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
PureCycle Technologies, Inc.
20 North Orange Ave.
Suite 106
Orlando, Florida 32801
Phone: (877) 648-3565

PROSPECTUS
PURECYCLE TECHNOLOGIES, INC.
Common Stock
Preferred Stock
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Units

We or selling securityholders to be named in a prospectus supplement may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.
Each time we or selling securityholders offer and sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.
We or selling securityholders may offer and sell securities registered under this prospectus and any prospectus supplement directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in a prospectus supplement.
Our common stock, publicly traded warrants and publicly traded units are listed on the Nasdaq Capital Market under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we or selling securityholders may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.
This prospectus provides you with a general description of the securities that may be offered. Each time we or selling securityholders sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offerings. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, including the additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference,” and any related free writing prospectus.
We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “we,” “us,” “PCT” or “the Company” or other similar terms mean PureCycle Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.purecycle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any prospectus supplement, any free writing prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock (as defined below) is terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 6, 2024;

•
our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 8, 2024, June 30, 2024 filed with the SEC on August 8, 2024 and September 30, 2024 filed with the SEC on November 15, 2024;

•
our Current Reports on Form 8-K filed with the SEC on February 5, 2024, February 12, 2024, February 20, 2024, February 23, 2024, March 25, 2024, March 28, 2024, May 7, 2024 (Item 8.01 only), May 13, 2024, June 3, 2024, June 14, 2024, July 12, 2024, August 5, 2024, September 13, 2024, September 18, 2024, October 28, 2024, October 29, 2024, December 5, 2024 and January 6, 2025; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on March 17, 2021, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on November 20, 2024, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
PureCycle Technologies, Inc.
20 North Orange Ave.
Suite 106
Orlando, Florida 32801
Phone: (877) 648-3565

PURECYCLE TECHNOLOGIES, INC.
The Company
PCT is commercializing a patented dissolution process to physically separate the polymer from other plastics, color, and contaminants (the “Technology”), originally developed by The Procter & Gamble Company (“P&G”), for restoring waste polypropylene into resin with near-virgin characteristics, called ultra-pure recycled (“UPR”) resin, which has nearly identical properties and applicability for reuse as virgin polypropylene. PCT has a global license for the Technology from P&G. In April 2023, we certified as mechanically complete our first commercial scale recycling facility (the “Ironton Facility”), which we expect to have capacity of approximately 107 million pounds/year when fully operational. Commissioning activities are ongoing, but the plant is not yet operating at the expected full capacity. Our goal is to create an important new segment of the global polypropylene market that will assist multinational entities in meeting their sustainability goals, provide consumers with polypropylene-based products that are sustainable, and reduce overall polypropylene waste in the world’s landfills and oceans.
PCT’s process includes two steps: Feed Pre-Processing (“Feed PreP”) and the use of the Technology for purification. The Feed PreP step will collect, sort, and prepare polypropylene waste (“feedstock”) for purification. The purification step is a dissolution process that uses a combination of solvent, temperature, and pressure to return the feedstock to near-virgin condition through a novel configuration of commercially available equipment and unit operations. The purification process puts the plastic through a physical extraction process using super critical fluids that both extract and filter out contaminants and purify the color, opacity, and odor of the plastic without changing the bonds of the polymer. PCT’s purification process is not a chemical process. By not altering the chemical makeup of the polymer, the Company is able to use significantly less energy and reduce production costs as compared to virgin resin.
PCT intends to build new recycling production facilities globally, as project financing becomes available. In addition to the Ironton Facility and our first U.S. facility with multiple lines for purification (“multi-line facility”) to be located in Augusta, Georgia (the “Augusta Facility”), and multiple Feed PreP facilities centrally located, we currently expect the next plant to be located in the Port of Antwerp in Belgium. The Augusta Facility will be our first scaled up multi-line facility model. Pre-engineering for the design and installation of multiple commercial lines at the Augusta Facility is currently underway and is expected to create efficiencies across the construction and permitting processes. Further, we have placed orders for our long-lead equipment for the Augusta Facility, with additional construction progress expected to continue pending timely completion of project financing.
PCT is pursuing a leading role in dissolution-based polypropylene recycling. PCT’s Feedstock Evaluation Unit (“FEU”), which has been operational since July 2019, is a smaller scale replica of the Ironton Facility. The FEU was designed to simulate commercial production and validate for PCT’s customers and suppliers the viability of our process, which has helped PCT secure 20+ year signed offtake agreements and feedstock supply agreements with large multi-national partners and industry participants. Based on the testing PCT has performed and continues to perform through the FEU and independent labs, PCT believes a sufficient number of feedstock sources have been identified that are suitable for its purification technology. PCT has partnered with suppliers to provide the required mix and quality of feedstock necessary to meet its offtake requirements at Ironton, and believes it will be able source feedstock sufficient to support future operations in the U.S., Europe, and Asia.
The Technology has been evaluated by third parties with a focus on the Technology’s efficacy and commercial scalability. Certain of our strategic partners have conducted testing on PCT’s UPR resin. In these evaluations, PCT’s UPR resin compared favorably to virgin polypropylene in common Food & Beverage industry benchmarks for melt flow and mechanical properties, purity, odor, and function (lift decay, hinge break, and impact resistance).

Background
On March 17, 2021, PCT consummated the business combination (“Business Combination”) by and among Roth CH Acquisition I Co., a Delaware corporation (“ROCH”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly owned direct subsidiary of ROCH (“ParentCo”), Roth CH Merger Sub LLC, a Delaware limited liability company and wholly owned direct subsidiary of Parent Co, Roth CH Merger Sub Corp., a Delaware corporation and wholly owned direct subsidiary of ParentCo and PureCycle Technologies LLC (“PCT LLC”) pursuant to the Agreement and Plan of Merger dated as of November 16, 2020, as amended from time to time (the “Merger Agreement”).
Upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), ROCH changed its name to PureCycle Technologies Holdings Corp. and became a wholly owned direct subsidiary of ParentCo, PCT LLC became a wholly owned direct subsidiary of PureCycle Technologies Holdings Corp. and a wholly owned indirect subsidiary of ParentCo, and ParentCo changed its name to PureCycle Technologies, Inc. Our Common Stock, publicly traded units (“Public Units”) and publicly traded warrants (“Public Warrants”) are listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.
Recent Events
RTI Warrants
On June 29, 2018, the PCT LLC board of directors approved the issuance of warrants (the “Legacy RTI Warrants”) to Resin Technology, Inc. under the terms of a professional services agreement (the “Professional Services Agreement”) to purchase an aggregate of 143,619 PCT LLC Class C Units at an aggregated exercise price of $37.605 per unit. The Legacy RTI Warrants vested immediately upon issuance and originally were set to expire on June 29, 2023 or upon a change in control event, as such term is defined in the warrant agreement (the “Legacy RTI Warrant Agreement”). The RTI Warrants were then later assigned to Recycled Resin Investors, LLC in October 2020. In connection with the Business Combination, on November 20, 2020, the Legacy RTI Warrant Agreement was modified such that the Legacy RTI Warrants (i) became exercisable for 1,510,943 shares of Common Stock instead of PCT LLC Class C Units, (ii) became exercisable on the closing of the Business Combination, (iii) expire on December 31, 2024 and (iv) are exercisable at $3.57 per RTI Warrant Common Share. On December 27, 2024, the Legacy RTI Warrant Agreement was modified such that the Legacy RTI Warrants expire on January 17, 2025. On January 16, 2025 the Legacy RTI Warrants were exercised for Common Stock.
CORPORATE INFORMATION
Our principal executive offices are located at 20 North Orange Avenue, Suite 106, Orlando, Florida 32081. Our telephone number is (877) 648-3565. Our website is http://www.purecycle.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus and any prospectus supplement and may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be forward-looking statements within as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, as amended, or in releases made by the SEC, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this prospectus. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to, the risks and uncertainties outlined in the “Risk Factors” from our most recent Annual Report on Form 10-K incorporated by reference into this prospectus and any prospectus supplement as may be amended, supplemented or superseded from time to time by our Quarterly Reports on Form 10-Q and other reports we file with the SEC in the future. Some of these factors include:
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PCT’s ability to obtain funding for its operations and future growth and to continue as a going concern;

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PCT’s ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPR resin (as defined below) in food grade applications (including in the United States, Europe, Asia and other future international locations);

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PCT’s ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations);

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expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;

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the ability of the Ironton Facility to be appropriately certified by Leidos Engineering, LLC, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all;

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PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility;

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PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs;

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PCT’s ability to complete the necessary funding with respect to, and complete the construction of the Augusta Facility and its first commercial-scale European plant located in Antwerp, Belgium, in a timely and cost-effective manner;

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PCT’s ability to procure, sort and process polypropylene plastic waste at its planned Feed PreP facilities;

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PCT’s ability to maintain exclusivity under the P&G license;

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the implementation, market acceptance and success of PCT’s business model and growth strategy;

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the success or profitability of PCT’s offtake arrangements;

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the ability to source, and then pre-process, feedstock with a high polypropylene content at a reasonable cost;

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PCT’s future capital requirements and sources and uses of cash;

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developments and projections relating to PCT’s competitors and industry;

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the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts;

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turnover or increases in employees and employee-related costs;

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changes in the prices and availability of labor (including labor shortages), transportation and materials, including inflation, supply chain conditions and its related impact on energy and raw materials, and PCT’s ability to obtain them in a timely and cost-effective manner;

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any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East);

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the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and

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operational risks.

In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this prospectus and any prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:
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financing acquisitions;

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reduction or refinancing of outstanding indebtedness or other corporate obligations;

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additions to working capital; and

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capital expenditures.

We have not allocated a specific portion of the net proceeds for any particular use at this time, and we will have discretion in the use of any net proceeds. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (“Amended and Restated Certificate of Incorporation”), Certificate of Designations, and Second Amended and Restated Bylaws (“Second Amended and Restated Bylaws”). We encourage you to read these documents and the applicable portion of the Delaware General Corporation Law, as amended (the “DGCL”), and our Amended and Restated Certificate of Incorporation, Certificate of Designations and our Second Amended and Restated Bylaws carefully and in their entirety because they describe your rights as a holder of our securities.
Common Stock
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.001 per share.
Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of shares of Common Stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Common Stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of shares of Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by the Company. There will be no redemption or sinking fund provisions applicable to the Common Stock. All shares of the Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of Common Stock will be subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.
When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by a majority vote of the holders of shares of capital stock present or represented at the meeting and voting affirmatively or negatively on such matter. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast will be sufficient to elect such directors.
Preferred Stock
The Amended and Restated Certificate of Incorporation authorizes the Company’s board of directors to establish one or more series of preferred stock. Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. The Company’s board of directors is authorized to fix from time to time before issuance the number of shares of preferred stock to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Company’s board of directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:
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the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

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the voting powers, if any, and whether such voting powers are full or limited in such series;

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the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

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whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

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the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

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the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

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the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

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the provisions, if any, of a sinking fund applicable to such series; and

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any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

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all as may be determined from time to time by the Company’s board of directors and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock (collectively, a “Preferred Stock Designation”).

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Common Stock might believe to be in their best interests or in which the holders of the Common Stock might receive a premium for their Common Stock over its market price. Additionally, the issuance of preferred stock may adversely affect the rights of holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. The Company has no current plans to issue any new series of preferred stock.
Series A Preferred Stock
On September 13, 2024, we filed the Certificate of Designations with the Secretary of State of the State of Delaware that established the preferences, limitations and relative rights of the Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and authorized for issuance 100,000 shares of Series A Preferred Stock. The Amended and Restated Certificate of Incorporation was amended, effective immediately, upon the filing of the Certificate of Designations.
Ranking
Series A Preferred Stock ranks senior to shares of Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company.
Liquidation Preference
Each share of Series A Preferred Stock has a liquidation preference of the issue price of $1,000 per share (the “Initial Issue Price”) multiplied by 1.05 (the “Liquidation Preference”).
Dividend and Return Rights
Pursuant to the Certificate of Designations, the shares of Series A Preferred Stock have a maturity date three years after the initial issue date (the “Maturity Date”) and accrue a return equal to 8% per annum (the “Return”), payable quarterly in cash or in-kind at the election of the holder. Pursuant to the

Waiver Agreements (defined below), investors holding all of the shares of Series A Preferred Stock elected to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Certificate of Designations) the right to receive Return payments on the first three quarterly Return payment dates within each one-year period following the issue date and to instead receive such Return payments on the fourth quarterly Return payment date within each one-year period following the issue date, such that each holder of Series A Preferred Stock shall receive Return payments for the entire one-year period on each such fourth quarterly Return payment date.
Maturity
Series A Preferred Stock matures three years after the original issuance date.
Conversion and Redemption
Shares of Series A Preferred Stock are subject to (i) a mandatory redemption upon the occurrence of certain triggering events related to the incurrence of additional indebtedness not otherwise permitted under our existing credit agreement, dated as of March 15, 2023, (ii) a mandatory redemption on the Maturity Date and (iii) an optional redemption, at our election, at any time prior to the Maturity Date. Each share of Series A Preferred Stock is redeemable for an amount equal to the Initial Issue Price multiplied by 1.05, which amount shall be payable in (i) cash, (ii) a number of shares of Common Stock equal to such amount divided by $4.69, or (iii) a combination of cash and shares of Common Stock, in each case including accrued but unpaid Return to the redemption date.
If the holder elects upon redemption to receive Common Stock and such holder’s beneficial ownership would exceed 19.9% of the outstanding shares of Common Stock (the “Stock Issuance Cap”), then in lieu of such shares, the holder will receive a number of pre-funded warrants exercisable for an equivalent number of Common Stock (“Pre-Funded Warrants”). The Pre-Funded Warrants will expire seven years after issuance and will be immediately exercisable by the holder for shares of Common Stock, provided that such exercise does not cause such holder’s beneficial ownership to exceed the Stock Issuance Cap.
On September 17, 2024, the investors holding all of the shares of Series A Preferred Stock entered into waivers (the “Waiver Agreements”) to irrevocably and unconditionally waive (and consented to such waivers for purposes of Section 12 of the Certificate of Designations) the rights of such holders of shares of Series A Preferred Stock, (i) to elect to receive shares of Common Stock or Pre-Funded Warrants in connection with redemption events under the Certificate of Designations and (ii) to elect to receive additional shares of Series A Preferred Stock on Return payment dates.
Voting
Holders of shares of Series A Preferred Stock shall have no voting rights with respect to such shares of Series A Preferred Stock except as from time to time required by law. Holders of shares of Series A Preferred Stock shall vote as a single class with respect to amendments to the Certificate of Designations applicable to all shares of Series A Preferred Stock upon the vote or written consent of the holders of a majority of such shares of Series A Preferred Stock then outstanding.
Change of Control
Upon certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, a sum in cash equal to (i) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the accrued Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.

Liquidation
In the event of any liquidation, bankruptcy, insolvency, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, or upon the occurrence of certain change of control events involving the Company, the holders of shares of Series A Preferred Stock will be entitled to receive in full, out of the assets of the Company or proceeds thereof available for distribution to stockholders, and after satisfaction of all liabilities and obligations to creditors of the Company, before any distribution of such assets and/or proceeds is made to or set aside for the holders of any other junior securities, a sum in cash equal to (i) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the accrued Return in respect of such share of Series A Preferred Stock as of the applicable change of control purchase date.
Registration
Pursuant to the subscription agreements, dated September 11, 2024, by and between the Company and certain investors, holders of the shares of Series A Preferred Stock have the right to demand registration of the shares of Series A Preferred Stock and the Common Stock issuable upon conversion of such Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants). Pursuant to the Waiver Agreements, the investors holding all of the shares of Series A Preferred Stock irrevocably and unconditionally waived the rights of such holders of shares of Series A Preferred Stock to require us to register the shares of Common Stock issuable upon redemption of the Series A Preferred Stock (including shares issuable upon exercise of any Pre-Funded Warrants) on a registration statement filed by the Company.
Preemption
Holders of shares of Series A Preferred Stock shall not have any preemptive rights with respect to the Company’s other securities.
No Sinking Fund
Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
Public Warrants
As of December 31, 2024, we had approximately 5.7 million of our Public Warrants issued and outstanding. Pursuant to the Warrant Agreement (as defined below), a holder of a Public Warrant may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a holder of a Public Warrant. No fractional Public Warrants were issued upon separation of the Public Units (as defined below) and only whole Public Warrants trade on NASDAQ. Each Public Warrant became exercisable on May 4, 2021 and will expire five years after the completion of PCT’s business combination, or earlier upon redemption. The shares of Common Stock issuable upon exercise of the Public Warrants have been registered under the Company’s registration statement on Form S-1, as amended (File No. 333-251034), which was declared effective by the Securities and Exchange Commission on July 1, 2021 (the “Form S-1”), and, on April 1, 2022, a Company registration statement on Form S-3 (File Nos. 333-251034 and 333-257423) was declared effective by the Securities and Exchange Commission and serves as a post-effective amendment to the Form S-1 pursuant to Rule 429 under the Securities Act.
The outstanding Public Warrants may be called for redemption, in whole and not in part, at a price of $0.01 per Warrant:
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at any time after the Public Warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

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if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to Public Warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.
The redemption criteria for the Public Warrants have been established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.
If the Public Warrants are called for redemption as described above, management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. Whether we will exercise our option to require all holders to exercise their Public Warrants on a “cashless basis” will depend on a variety of factors including the price of the Common Stock at the time the Public Warrants are called for redemption, ongoing cash needs at such time and concerns regarding dilutive share issuances.
The Public Warrants have been issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and ROCH. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of Common Stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of shares of Common Stock at a price below the applicable exercise price.
The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public Warrant holders may elect to be subject to a restriction on the exercise of their Public Warrants such that an electing Public Warrant holder would not be able to exercise their Public Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, upon exercise, the number of shares of Common Stock to be issued to the Warrant holder will be rounded down to the nearest whole number.
Public Units
As of December 31, 2024, we had 55,827 Public Units issued and outstanding. All Public Units outstanding reflect a unit consisting of one share of Common Stock and three-quarters of one redeemable Public Warrant to purchase Common Stock.
Dividends
We have not declared or paid any cash dividends on our Common Stock and do not presently intend to pay any cash dividends in the foreseeable future. The payment of dividends is subject to the discretion of the Company’s board of directors. Our board of directors bases its decisions regarding dividends on, among other things, general business conditions, our financial results, contractual, legal and regulatory restrictions regarding dividend payments and any other factors that the board may consider relevant.
Listing
Our Common Stock, Public Warrants and Public Units trade on NASDAQ under the symbols “PCT,” “PCTTW” and “PCTTU,” respectively.
Annual Stockholder Meetings
The Second Amended and Restated Bylaws provide that annual stockholder meetings will be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Company’s board of directors, the Chief Executive Officer of the Company (the “Chief Executive Officer”) or the chairman of the board of directors of the Company (the “Chairman”) and as will be designated in the notice of the annual meeting.
Anti-Takeover Effects of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and Certain Provisions of Delaware Law
The Amended and Restated Certificate of Incorporation, Certificate of Designations and the Second Amended and Restated Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of the Common Stock held by stockholders.

Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Company’s board of directors may generally issue preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable the Company’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.
Removal of Directors; Vacancies
Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, disability, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director.
Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders at any time, with or without cause and, in either case. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting and identifies the director or directors proposed to be removed, the affirmative vote of the holders of a majority of the voting power of the outstanding Voting Stock, voting together as a single class, may remove such director or directors. “Voting Stock” means stock of the Company of any class or series entitled to vote generally in the election of directors.
Special Stockholder Meetings
Subject to the rights of the holders of any future series of preferred stock, special meetings of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary of the Company (the “Secretary”) acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on its board of directors. At any annual meeting or special meeting of stockholders, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Second Amended and Restated Bylaws.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
The Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice relating to any nomination or other business to be brought before an annual meeting must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it will be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
To be timely, a stockholder’s notice relating to the nomination of a director to the Company’s board of directors to be brought before a special meeting, if permitted, will be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The Second Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Notwithstanding the foregoing notice requirements, the notice requirements will not apply to director nominations pursuant to the Pure Crown Side Letter (as defined in the Second Amended and Restated Bylaws).
These notice provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Consent of Stockholders in Lieu of Meeting
Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken without a meeting by means of any consent in writing of such stockholder.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Amendment of the Amended and Restated Certificate of Incorporation
The Amended and Restated Certificate of Incorporation provides that the Company reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in the Amended and Restated Certificate of Incorporation. Notwithstanding any inconsistent provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock required by law, (a) until the date (the “Sunset Date”) of the first annual meeting of the stockholders that is held after March 17, 2026, the affirmative vote of the holders of at least 66 2/3% of the voting power, and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the voting power, in the case of each of (a) and (b), of the outstanding capital stock entitled to vote, voting together as a single class, will be required to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions, as noted in the Amended and Restated Certificate of Incorporation, or the definition of any capitalized terms used therein or any successor provision.
Amendment of the Second Amended and Restated Bylaws
The Second Amended and Restated Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board may vary or conflict with any amendment adopted by the stockholders in accordance with the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws. Notwithstanding the foregoing and anything contained in the Second Amended and Restated Bylaws, certain provisions of the Second Amended and Restated Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without (a) until the Sunset Date, the affirmative vote of the holders of at least 66 2/3% of the Company’s outstanding capital stock entitled to vote, voting together as a single class, and (b) following the Sunset Date, the affirmative vote of the holders of a majority of the Company’s outstanding capital stock entitled to vote, voting together as a single class.
Exclusive Forum Selection
The Amended and Restated Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Second Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court, or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine; and (b) subject to the preceding provisions, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to such provisions of the Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director for any breach of the director’s duty of loyalty to the Company or its stockholders, or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
The Amended and Restated Certificate of Incorporation provides that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
We may issue rights to purchase Common Stock or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:
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the date of determining the securityholders entitled to the rights distribution;

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the price, if any, for the rights;

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the exercise price payable for the Common Stock, depositary shares or other securities upon the exercise of the right;

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the number of rights issued to each securityholder;

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the amount of Common Stock, depositary shares or other securities that may be purchased per each right;

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any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

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the extent to which the rights are transferable;

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the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

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the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

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any applicable U.S. federal income tax considerations; and

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any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.
The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of Common Stock, or any combination of such securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
A summary of certain U.S. federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

FORMS OF SECURITIES
Each warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, any warrant agent, unit agent or any other agent of the Company, agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities in and outside the United States:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers;

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any combination of these; or

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through any method described in the applicable prospectus supplement.

The distribution of the securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;

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purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

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in any other manner described in the applicable prospectus supplement.

We or selling securityholders may distribute the securities from time to time in one or more transactions at:
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a fixed price or prices, which may be changed from time to time;

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market prices prevailing at the time of sale;

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prices related to the prevailing market prices;

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negotiated prices; or

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prices determined according to the process described in the applicable prospectus supplement.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each of its sales of securities covered by this prospectus.
The prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name or names of any underwriters, dealers or agents;

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the purchase price and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of the securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Shares of Common Stock may also be exchanged for satisfaction of selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Direct Sales and Sales through Agents
We or the selling securityholders may sell the securities directly. In this case, no underwriters or agents would be involved. We or the selling securityholders may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We and the selling securityholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Selling securityholders might not sell any securities under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS
Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

PURECYCLE TECHNOLOGIES, INC.

PROSPECTUS SUPPLEMENT

July 18, 2025